EXHIBIT 21.1

                              TARRANT APPAREL GROUP

                                  SUBSIDIARIES


                                                              JURISDICTION OF
NAME                                                           ORGANIZATION
----                                                           ------------

Private Brands, Inc.......................................      California

Fashion Resource (TCL), Inc...............................      California

Tag Mex, Inc..............................................      California

NO! Jeans, Inc............................................      California

Rocky Apparel, LLC........................................      Delaware

Tag Mex, LLC..............................................      California

United Apparel Ventures, LLC..............................      California

PBG7, LLC.................................................      California

PBCR, Inc.................................................      California

Jane Doe International, LLC...............................      Delaware

Tarrant Company Limited...................................      Hong Kong

Marble Limited............................................      Hong Kong

Trade Link Holdings Limited...............................      Hong Kong

Jane Doe Hong Kong Ltd....................................      Hong Kong

Tarrant Mexico, S. de R.L. de C.V.........................      Mexico

TAG Fin, S.A. de C.V......................................      Mexico

Tarrant Luxembourg, Sarl..................................      Luxembourg